UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr.,

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As of October 24, 2014, the following individuals, each a named executive officer of Organovo Holdings, Inc. (“Organovo”), has adopted a stock trading plan in accordance with the guidelines established by the Securities and Exchange Commission under Rule 10b5-1 (“Rule 10b5-1”) of the Securities Exchange Act of 1934 (the “Exchange Act”): Keith Murphy, Chairman, Chief Executive Officer and President, and Michael Renard, Executive Vice President of Commercial Operations. In addition, Denise Michaels, the spouse of Barry Michaels, Corporate Secretary and Chief Financial Officer, has adopted a Rule 10b5-1 plan in connection with stock that she owns directly and of which Mr. Michaels is a beneficial owner. These Rule 10b5-1 trading plans allow these individuals to gradually diversify their holdings while minimizing the market effects of trades and eliminating any market concern that trades were made while these individuals were in possession of material, nonpublic information. Consistent with Rule 10b5-1, Organovo’s insider trading policy permits officers, directors and employees, and their respective family members, to implement Rule 10b5-1 trading plans provided that, among other things, these individuals are not in possession of any material, nonpublic information at the time they adopt their plans. Each of our executive officers have and will continue to file Forms 4 reporting sales under their respective Rule 10b5-1 trading plans as required under Section 16 of the Exchange Act.

Under each of these Rule 10b5-1 trading plans, the broker serving as the designated agent for the plan will undertake to sell a specified number of shares during the term of the plan if the stock trades above certain prearranged minimum prices established in the plan at the time it was adopted. After adopting their Rule 10b5-1 trading plans, the individual has no control over any sales under the plan, and there is no assurance that any or all of the shares will be sold. For example, if an executive sets aggressive price targets for future sales, no stock may be sold unless there is first significant appreciation in Organovo’s stock price.

Messrs. Murphy and Renard, and Mrs. Michaels adopted their Rule 10b5-1 trading plans to diversify their holdings. Our Audit Committee approved each of these Rule 10b5-1 trading plans prior to their adoption.

Mr. Murphy’s Rule 10b5-1 plan will allow for sales of outstanding shares of Organovo common stock dependent on Organovo’s stock trading above certain prearranged minimum prices set in the plan between now and March 31, 2015. If the plan executes on all of the prearranged sales, barring unrelated events the aggregate trades under Mr. Murphy’s plan will not result in Mr. Murphy holding less than 90% of his current equity stake in Organovo. Mr. Murphy holds or has the right to acquire 6,918,092 shares of Organovo common stock.

Mr. Renard’s Rule 10b5-1 plan will allow the exercise of a vested option grant and the sale of previously purchased shares of Organovo common stock, dependent on Organovo’s stock trading above certain prearranged minimum prices set in the plan between January 2015 and May 2015. If the plan executes on all of the prearranged sales, barring unrelated events the aggregate trades under Mr. Renard’s plan will not result in Mr. Renard owning or having the right to acquire less than 90% of his current equity opportunity in Organovo. Mr. Renard holds or has the right to acquire up to 805,000 shares of Organovo common stock.

Mrs. Michaels acquired her shares of Organovo common stock as the result of a gift by her spouse. Under her currently established trading plan, she may sell shares dependent on Organovo’s stock trading above certain prearranged minimum prices set in the plan between now and March 31, 2015. If the plan executes all of the prearranged sales, barring unrelated events the aggregate trades under Mrs. Michaels’s plan will not result in Mr. Michaels beneficially owning or having the right to acquire less than 90% of his current equity opportunity in Organovo. Mr. Michaels holds or has the right to acquire – directly or as a beneficial owner – up to 1,147,148 shares of Organovo common stock.

Sharon Presnell, Chief Technology Officer and Executive Vice President of Research & Development, completed a previously described 10b5-1 training plan in October 2014.

Eric David, Chief Strategy Officer, sold 30,000 shares under a previously described 10b5-1 trading plan in September 2014. Mr. David’s plan allows for the sale of additional shares between now and May 31, 2015, dependent on Organovo’s stock trading above certain minimum prearranged prices set in the plan when it was established.

Our executive officers have completed Rule 10b5-1 trading plans from time to time, however, their alignment with Organovo’s stockholders has increased over time. The following table represents the overall equity opportunity, defined as the number of shares our executive officers currently hold or have the right to acquire assuming their continued service through the vesting period of their outstanding equity awards, for each of our Section 16 officers as of October 23, 2013 and October 23, 2014:

	October 23, 2013	October 23, 2014
Executive Officer	Total	Total
Keith Murphy	6,726,092	6,918,092
Barry Michaels	932,500	1,147,148
Sharon Collins Presnell	1,021,256	1,126,256
Eric David	1,447,776	1,541,306
Michael Renard	700,000	805,000

Because our Board of Directors believes strongly in aligning the interests of our executive officers with the interests of Organovo’s stockholders, the Board has established stock ownership guidelines that require each executive officer to acquire and maintain a meaningful ownership interest in Organovo. The stock ownership guidelines require:

•	Our Chief Executive Officer to accumulate and hold shares valued at five times his base salary within five years;

•	Our other executive officers to accumulate and hold shares valued at three times their base salaries within five years; and

•	Our non-employee directors to accumulate and hold shares valued at four times their annual cash retainer within five years.

As of October 24, 2014, all of our executive officers and non-employee directors were in compliance with their respective stock ownership guidelines.

The information furnished in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: October 24, 2014	/s/ Keith Murphy
Keith Murphy
Chief Executive Officer and President